Exhibit 99.2

Audited financial statements of Panacea Life Sciences, Inc. for the years ended December 31, 2020 and 2019

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Panacea Life Sciences, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Panacea Life Sciences, Inc. (the Company) as of December 31, 2020 and 2019, and the related statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2020, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

The Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and will require additional capital to continue as a going concern. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Goodwill

Description of the Matter

As described in Note 2 to the financial statements, the Company’s goodwill balance was $2,188,810 as of December 31, 2020 and 2019. The Company performs goodwill impairment testing annually as of December 31 or more frequently if events or circumstances indicate the carrying value of a reporting unit that includes goodwill might exceed the fair value of that reporting unit. The Company estimates the fair value of each reporting unit based on a combination of an income approach that utilizes discounted cash flows specific to each reporting unit.

1

We identified the determination of the fair value of each reporting unit included in the Company’s annual goodwill impairment test as a critical audit matter. The key assumptions utilized by management in the determination of the fair value under the income approach include projected revenue growth rates, profit margins, operating expenses, terminal value and discount rates for the Company. Auditing management’s valuation methods and assumptions utilized in estimating the fair value involved especially challenging and subjective auditor judgement due to the nature and extent of audit effort required to address this matter, including the extent of specialized skill or knowledge needed.

How we addressed the matter in our Audit

The primary procedures we performed to address this critical audit matter included:

●	Evaluating management’s review of key assumptions used in determining the valuation methodology for the measurement of the fair value of each reporting unit.

●	Evaluating management’s ability to forecast cash flows and the reasonableness of management assumptions used to develop cash flow forecasts and projections by comparing them to historical operating performance, internal and external communications made by the Company and forecasted information included in industry reports.

●	Testing the accuracy and completeness of the data used by management to develop its projections.

●	Utilizing personnel with specialized knowledge and skill of valuation techniques to assist in: (i) evaluating the methodologies used by management to determine the fair value of each reporting unit including the weighting of income and market approaches; (ii) assessing the underlying projections by comparing key assumptions to historical levels; (iii) evaluating the reasonableness of assumptions used in the income approach including discount rates, terminal values, present value factors; and (iv) testing the mathematical accuracy of the Company’s calculations.

/s/ RBSM LLP

We have served as the Company’s auditor since 2021

Henderson, Nevada

December 17, 2021

2

Panacea Life Sciences, Inc.

Balance Sheets

	December 31, 2020	December 31, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$84,379	$8,515,509
Accounts receivable, net	147,302	298,978
Inventory, net	8,409,734	3,359,975
Marketable securities related party	2,853,437	1,426,719
Prepaid expenses and other current assets	27,375	990,900
TOTAL CURRENT ASSETS	11,522,227	14,592,081

Operating lease right-of-use asset, net, related party	3,937,706	4,270,884
Property and equipment, net	13,590,286	10,584,866
Intangible assets, net	122,801	184,201
Goodwill	2,188,810	2,188,810
TOTAL ASSETS	$31,361,830	$31,820,842

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$1,765,267	$1,110,379
Operating lease liability, current portion, related party	1,162,869	706,790
Note payable-current, related party	15,061,044	13,155,484
Paycheck protection loan, SBA Loan	273,300	-
TOTAL CURRENT LIABILITIES:	18,262,480	14,972,653

Operating lease liability, long-term portion, related party	3,692,392	4,022,870
Other long-term liabilities, related party	2,698,659	885,190
TOTAL LIABILITIES	24,653,531	19,880,713

Commitments and contingencies	-	-

STOCKHOLDERS’ EQUITY
Series A Preferred: $0.01 Par Value, 1,500,000 shares designated; 1,500,000 and 1,500,000 are issued and outstanding on December 31, 2020 and 2019, respectively.	15,000	15,000
Series B Preferred: $0.01 Par Value, 13,174,000 shares designated; 3,733,334 and 3,733,334 shares issued and outstanding on December 31, 2020 and 2019, respectively.	37,333	37,333
Common Stock: $0.01 Par Value, 33,930,000 shares authorized; 18,630,833 and 18,630,833 shares issued and outstanding on December 31, 2020 and 2019 respectively.	186,308	186,308
Additional paid in capital	18,452,272	18,452,272
Accumulated deficit	(11,982,614)	(6,750,784)
TOTAL STOCKHOLDERS’ EQUITY	6,708,299	11,940,129

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$31,361,830	$31,820,842

The accompanying notes are an integral part of these financial statements.

3

Panacea Life Sciences, Inc.

Statements of Operations

	December 31,
	2020	2019
REVENUE	$9,017,720	$2,198,408
COST OF SALES	7,020,223	1,785,665
GROSS PROFIT	1,997,497	412,743

OPERATING EXPENSES
Production related operating expenses	4,449,313	2,095,836
General and administrative expenses	2,806,026	986,131
TOTAL OPERATING EXPENSES	7,255,339	3,081,967

LOSS FROM OPERATIONS	(5,257,842)	(2,669,224)

OTHER INCOME (EXPENSES)
Interest expense	(1,511,579)	(434,294)
Unrealized gain on marketable securities, net	1,426,718	129,702
Other income (loss)	(20,180)	449,117
Rental Income	271,767	206,123
Loss on sale of assets	(140,714)	(492,700)
TOTAL OTHER INCOME (EXPENSE)	26,012	(142,052)

LOSS BEFORE INCOME TAXES	(5,231,830)	(2,811,276)

TAXES	-	-

NET LOSS	$(5,231,830)	$(2,811,276)

BASIC NET LOSS PER SHARE	$(0.28)	$(0.16)
DILUTED NET LOSS PER SHARE	$(0.28)	$(0.16)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	18,630,833	17,786,852
Diluted	18,630,833	17,786,852

The accompanying notes are an integral part of these financial statements.

4

Panacea Life Sciences, Inc.

Statements of Stockholders’ Equity

	Preferred Stock						Additional		Total
	Series A		Series B		Common Stock		Paid-in	Accumulated	Stockholder’s
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance as of December 31, 2018	1,500,000	$15,000	-	$-	17,617,500	$176,175	$9,910,126	$(3,939,508)	$6,161,793

Issuance of preferred stock for cash	-	$-	3,733,334	$37,333	-	$-	$6,259,684	$-	$6,297,017
Issuance of common stock for acquisition of farm	-	-	-	-	1,013,333	10,133	1,889,867	-	1,900,000
Excess capital contribution	-	-	-	-	-	-	392,595	-	392,595
Net loss	-	-	-	-	-	-	-	(2,811,276)	(2,811,276)
Balance as of December 31, 2019	1,500,000	$15,000	3,733,334	$37,333	18,630,833	$186,308	$18,452,272	$(6,750,784)	$11,940,129

Net loss	-	$-	-	$-	-	$-	-	$(5,231,830)	$(5,231,830)
Balance as of December 31, 2020	1,500,000	$15,000	3,733,334	$37,333	18,630,833	$186,308	$18,452,272	$(11,982,614)	$6,708,299

The accompanying notes are an integral part of these financial statements

5

Panacea Life Sciences, Inc.

Statements of Cash Flows

	For the years ended December 31,
	2020	2019
Cash flows from operating activities
Net loss	$(5,231,830)	$(2,811,276)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	1,630,602	733,075
Fixed Asset Disposal Loss	140,714	492,700
Non cash AP/accrual settlement	-	27,595
Amortization of intangible assets	61,400	61,400
Non-operating other income	-	(260,503)
Unrealized gain on marketable securities	(1,426,718)	(129,702)
Changes in operating assets and liabilities
Accounts receivable	151,676	(145,041)
Inventory	(5,049,759)	(2,919,966)
Prepaid expense and other assets	963,525	(206,437)
Accounts payable and accrued expenses	654,888	810,629
Operating lease liability, net	458,779	458,776
Net cash used in operating activities	(7,646,723)	(3,888,750)

Cash flows from investing activities
Proceeds from sale of fixed assets	119,623	-
Net fixed asset acquisitions	(3,200,011)	(6,980,566)
Net Cash provided by (used in) investing activities	(3,080,388)	(6,980,566)

Cash flows from financing activities
Proceeds from sale of preferred stock	-	5,000,000
Proceeds from capital contributions	-	365,000
Proceeds from payroll protection loan, SBA loan	273,300	-
Proceeds from principal on convertible notes	-	7,000,000
Proceeds from Note payable-related party	5,984,226	8,733,798
Payments of principal on notes payable	(3,961,545)	(2,578,314)
Net cash provided by financing activities	2,295,981	18,520,484

Net increase (decrease) in Cash and Cash Equivalents	(8,431,130)	7,651,168
Cash and Cash Equivalents, Beginning of Period	8,515,509	864,341
Cash and Cash Equivalents, End of Period	$84,379	$8,515,509

Supplemental Disclosure of Cash Flow Information
Cash paid for income taxes during the year	$-	$-
Interest payments during the year	$583,333	$-

Noncash investing and financing activity
Marketable securities received as part of capital investment	$-	$1,297,017
Operating lease liability and ROU asset	$-	$4,595,509
Land and equipment purchased with stock issuance	$-	$1,900,000
Capitalized assets purchased on account - related party	$1,696,348	$885,190

The accompanying notes are an integral part of these financial statements.

6

Panacea Life Sciences, Inc.

NOTES TO FINANCIAL STATEMENTS

for the years ending December 31, 2020 and 2019

NOTE 1 - NATURE OF ORGANIZATION

Organization and Business Description

Panacea Life Sciences, Inc., (“Panacea”, “we”, “us”, “our”) is a seed to sale private CBD company established in October, 2017 and incorporated in Colorado. Prior to December 4, 2019 the company was primarily owned by Quintel-MC, Inc. a related party company owned by Panacea’s CEO. As of December 4, 2019 Panacea Life Sciences agreed to terms with 22nd Century Group, Inc. (NYSE:XXII) (“XXII”) for an investment in Panacea. 22nd Century Group, Inc. (NASDAQ: XXII), a plant biotechnology company announced the initial closing of an investment in Panacea Life Sciences, Inc. (Panacea), a vertically-integrated, consumer-facing company operating exclusively in the legal, hemp-derived, CBD product space. On December 3, 2019, 22nd Century made an investment in Panacea of $14 million. XXII provided Panacea with $5 million in cash, $7 million in cash in terms of convertible note which would convert to equity and 1,297,017 XXII shares.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (the “U.S. GAAP”) for the years ending December 31, 2020 and 2019.

Going concern

These financial statements are presented on the basis that the Company will continue as a going concern. The going concern concept contemplates the realization of assets and satisfaction of liabilities in the normal course of business. Since our inception in late 2017, we have generated losses from operations. Our founder has contributed to the company and these are shown on the balance sheet as related party loans. The current plan with respect to the XXII stock is to hold most of this stock during the short-term pending XXII’s application for MRTP FDA approval. These factors raise doubt about the Company’s ability to continue as a going concern for the one year from the date the financials are issued. Management cannot provide assurance that the Company will ultimately achieve or maintain profitable operations or become cash flow positive or raise additional debt and/or equity capital. In addition, due to insufficient revenue, we will need to obtain further funding through public or private equity offerings, debt financing, collaboration arrangements or other sources in order to maintain active business operations. We currently do not have sufficient cash flow to pay our ongoing financial obligations on a consistent basis. The issuance of any additional shares of common stock, preferred stock or convertible securities could be substantially dilutive to our shareholders. The Company has received additional financing of $1 million as of November 30, 2021. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

COVID-19

The COVID-19 pandemic has resulted in a global slowdown of economic activity which is likely to continue to reduce the future demand for a broad variety of goods and services, while also disrupting sales channels, marketing activities and supply chains for an unknown period of time until the virus is fully contained. The Company’s business operations have been negatively impacted by the COVID-19 pandemic and related events and the Company expects this impact on its revenue and results of operations, the size and duration of which is currently difficult to predict. The impact to date has included a decline in CBD product and sales demand. In 2020, the Company invested in personal protective equipment (PPE) materials to sell hand sanitizers, testing kits and masks. The Company plans to sell existing PPE inventory, but does not intend to continue to sell these products past 2023, particularly if the pandemic has subsided by such time. In addition, federal stimulus funding in the U.S. and other macroeconomic factors have resulted in rising inflation rates which may adversely impact the demand for our products by reducing consumer spending and/or requiring us to raise our prices. Although the Company is unable to predict the full impact and duration of COVID-19 on its business, the Company is actively managing its financial expenditures in response to the current uncertainty.

7

The impact of the COVID-19 pandemic and related events, including actions taken by various government authorities in response, have increased market volatility and make the estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes more difficult. As of the date of issuance of the financial statements, the Company is not aware of any specific event or circumstance that would require it to update its estimates, judgments or revise the carrying value of its assets or liabilities. These estimates may change, as new events occur and additional information is obtained, and are recognized in the financial statements as soon as they become known.

Marketable securities

The Company’s marketable securities consists of 1,297,017 shares of XXII which are classified as available-for-sale and included in current assets as they are pledged to secure two promissory notes (see Note 2 – Going Concern). Securities are valued based on market prices for identical assets using third party certified pricing sources. Available-for-sale securities are carried at fair value with unrealized and realized gains and losses reported as a component of income (loss).  Realized gains and losses, if any, are calculated on the specific identification method and are included in other income in the statements of operations. The CEO has the ability to sell shares as needed for cash flow reasons.

Use of Estimates

The Financial Statements have been prepared in conformity with US GAAP and required management of the Company to make estimates and assumptions in preparation of these statements. Actual results may differ significantly from those estimates. Significant estimates made by management include but are not limited to the useful life of property and equipment, incremental borrowing rate used in the calculation of right of use asset and lease liability, allowance for doubtful accounts, revenue allocations, valuation allowance on deferred tax assets, assumptions used in assessing impairment of long-term assets, assumptions used in the calculation of net realizable value of inventory and fair value of non-cash equity transactions.

Cash and Cash Equivalents

For purposes of balance sheet presentation and reporting of cash flows, the Company considers all unrestricted demand deposits, money market funds and highly liquid debt instruments with an original maturity of less than 90 days to be cash and cash equivalents. There were no cash equivalents at December 31, 2020 or 2019. The Company places its cash and cash equivalents with high-quality financial institutions. At times, balances in the Company’s cash accounts may exceed the Federal Deposit Insurance Corporation (“FDIC”) limit. As of December 31, 2020 and December 31, 2019, the Company had $0 and $8,265,509, respectively, in excess over the FDIC insurance limit.

Fair Value Measurements

The Company adopted the provisions of Accounting Standard Codification (“ASC”) Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value, and expands disclosure of fair value measurements. The guidance prioritizes the inputs used in measuring fair value and establishes a three-tier value hierarchy that distinguishes among the following:

●	Level 1—Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

●	Level 2—Valuations based on quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active and models for which all significant inputs are observable, either directly or indirectly.

●	Level 3—Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

8

The following tables shows, by level within the fair value hierarchy, the Company’s assets and liabilities at fair value:

	At December 31, 2020
	Total	Level 1	Level 2	Level 3
Marketable securities	$2,853,437	2,853,437	$-	-
Total	$2,853,437	$2,853,437	$-	$-

	At December 31, 2019
	Total	Level 1	Level 2	Level 3
Marketable securities	$1,426,719	1,426,719	$-	-
Total	$1,426,719	$1,426,719	$-	$-

There were no transfers of marketable securities into or out of Level 1 during 2019 or 2020. The Company recognized unrealized gains of $1,426,718 and $129,702 in respect of the marketable securities for the years ended December 31, 2020 and 2019, respectively.

As of December 31, 2020 and 2019 the Company has no liabilities that are re-measured at fair value.

Revenue Recognition

The Company accounts for revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers.

The Company accounts for a contract when it has been approved and committed to, each party’s rights regarding the goods or services to be transferred have been identified, the payment terms have been identified, the contract has commercial substance, and collectability is probable. Revenue is generally recognized net of allowances for returns and any taxes collected from customers and subsequently remitted to governmental authorities. However, the Company’s sales are primarily through retail stores, purchase orders or ecommerce; thus, currently contract liabilities are negligible. The Company does not have any multiple-element arrangements.

Some of the Company’s contract liabilities consist of advance customer payments. Contract liability results from transactions in which the Company has been paid for products by customers, but for which all revenue recognition criteria have not yet been met. Once all revenue recognition criteria have been met, the contract liabilities are recognized. The company recorded $254,786 and $121,300 in advanced customer payments as of December 31, 2019 and 2020, respectively and these amounts are included in the balance sheet line item of accounts payable and accrued expenses.

Amounts related to contract liabilities in the years ended December 31, 2020 and 2019 were as follows:

	Year Ended December 31,
	2020	2019

Balance, beginning of period	$254,786	$-
Payments received for unearned revenue	463,454	259,147
Revenue earned	596,940	4,361

Balance, end of period	$121,300	$254,786

9

Accounts Receivable

Accounts receivable are generally unsecured. The Company establishes an allowance for doubtful accounts receivable based on the age of outstanding invoices and management’s evaluation of collectability. Accounts are written off after all reasonable collection efforts have been exhausted and management concludes that likelihood of collection is remote. Any future recoveries are applied against the allowance for doubtful accounts. As of December 31, 2019 and December 31, 2020 we did not believe we needed to reserve for any doubtful accounts, respectively.

Advertising & Marketing

Advertising costs are expensed when incurred and are included in general and administrative expense in the accompanying statements of operations.  Included in this category are expenses related to public relations, investor relations, new package design, website design, design of promotional materials, cost of trade shows, cost of products given away as promotional samples, and paid advertising.  The Company recorded advertising costs in general and administrative costs in the amount of $1,504,592 and $254,869 for the years ended December 31, 2020 and 2019, respectively.

Shipping and Handling Costs

The Company accounts for shipping and handling fees in accordance with ASC 606. The amounts charged to customers for shipping products are recognized as revenues and the related freight costs of shipping products are classified in general and administrative costs as incurred. Shipping costs are included as a component of general and administrative and were $63,942 and $50,041 for the year ended December 31, 2020 and 2019, respectively.

Segment Information

The Company follows the provisions of ASC 280-10 Segment Reporting. This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions. Segment identification and selection is consistent with the management structure used by the Company’s chief operating decision maker to evaluate performance and make decisions regarding resource allocation, as well as the materiality of financial results consistent with that structure. Based on the Company’s management structure and method of internal reporting, the Company has one operating segment. The Company’s chief operating decision maker does not review operating results on a disaggregated basis; rather, the chief operating decision maker reviews operating results on an aggregate basis.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash deposits. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. As of December 31, 2019 the Company had $8,515,509 in cash and was in excess of the FDIC insured limit. As of December 31, 2020, the cash was used so there was no longer a risk.

Earnings per Share

The Company computes basic and diluted earnings per share amounts in accordance with ASC Topic 260, “Earnings per Share”. Basic earnings per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if preferred stock converted to common stock and warrants are exercised. Preferred stock and warrants are excluded from the diluted earnings per share calculation if their effect is anti-dilutive. There was no need to calculate dilutive earnings per share as there was a loss in both years.

10

The following financial instruments were excluded since the Company had a loss in both audit years.

	For the year ended
	2020	2019
Series A Convertible Preferred	1,500,000	1,500,000
Series B Convertible Preferred	3,733,334	623,927
XXII Convertible Note (1)	3,733,334	623,927
Total	8,966,668	2,747,854

(1)	The XXII convertible note was convertible into Series B preferred shares at a conversion rate of $1.875 per share. XXII could convert at any time between December 3, 2019 and December 2, 2024.

Intangible Assets and Goodwill

The Company has intangible assets. Goodwill is comprised of the purchase price of business combinations in excess of the fair market value assigned at acquisition to the tangible and intangible assets acquired. In 2017, the company acquired assets from Phoenix Life Sciences, Inc. The assets consisted of extraction equipment, softgel equipment, recipes for formulas, C1D1 pod, marketing materials and other items required to run a CBD business. The Company tests for goodwill for impairment on an annual basis. The Company performed its most recent goodwill impairment using a discounted cash flow analysis and found that the fair value exceeded the carrying value. It has $2.189 million of goodwill from the acquisition of the assets and intangible assets of $0.123 and $0.184 million for as of December 31, 2020 and December 31, 2019, respectively. In the acquisition of Phoenix, the Company acquired product formulas which is classified as an intangible asset. Goodwill is not amortized.

Estimated Life
Goodwill from Phoenix Acquisition	Tested Yearly for Impairment
Intangibles – Formulations	5 Years

	December 31,	December 31,
	2020	2019
Goodwill from Phoenix Acquisition	$2,188,810	$2,188,810

Intangibles – Formulations	307,001	307,001
Less accumulated amortization	(184,200)	(122,800)
Net intangible assets	$122,801	$184,201

Income taxes

The Company accounts for income taxes in accordance with ASC 740, “Income Taxes”. ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and established for all the entities a minimum threshold for financial statement recognition of the benefit of tax positions and requires certain expanded disclosures. The provision for income taxes is based upon income or loss after adjustment for those permanent items that are not considered in the determination of taxable income. Deferred income taxes represent the tax effects of differences between the financial reporting and tax basis of the Company’s assets and liabilities at the enacted tax rates in effect for the years in which the differences are expected to reverse. The Company evaluates the recoverability of deferred tax assets and establishes a valuation allowance when it is more likely than not that some portion or all the deferred tax assets will not be realized. Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In management’s opinion, adequate provisions for income taxes have been made. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

11

Recently Issued Accounting Standards

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2020-06, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40), Accounting for Convertible Instruments and Contract’s in an Entity’s Own Equity. The ASU simplifies accounting for convertible instruments by removing major separation models required under current GAAP. Consequently, more convertible debt instruments will be reported as a single liability instrument with no separate accounting for embedded conversion features. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for it. The ASU simplifies the diluted net income per share calculation in certain areas. The ASU is effective for annual and interim periods beginning after December 31, 2021, and early adoption is permitted for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. The Company is currently evaluating the impact that this new guidance will have on its financial statements.

In May 2021, the Financial Accounting Standards Board (“FASB”) issued ASU 2021-04 “Earnings Per Share (Topic 260), Debt—Modifications and Extinguishments (Subtopic 470-50), Compensation— Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815- 40) Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options” which clarifies and reduces diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options (for example, warrants) that remain equity classified after modification or exchange. An entity should measure the effect of a modification or an exchange of a freestanding equity-classified written call option that remains equity classified after modification or exchange as follows: i) for a modification or an exchange that is a part of or directly related to a modification or an exchange of an existing debt instrument or line-of-credit or revolving-debt arrangements (hereinafter, referred to as a “debt” or “debt instrument”), as the difference between the fair value of the modified or exchanged written call option and the fair value of that written call option immediately before it is modified or exchanged; ii) for all other modifications or exchanges, as the excess, if any, of the fair value of the modified or exchanged written call option over the fair value of that written call option immediately before it is modified or exchanged. The amendments in this Update are effective for all entities for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. An entity should apply the amendments prospectively to modifications or exchanges occurring on or after the effective date of the amendments. The Company is currently evaluating the impact of this standard on its financial statements.

The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

NOTE 3 – PROPERTY, EQUIPMENT, NET OF ACCUMULATED DEPRECIATION

Property and equipment, net including any major improvements, are recorded at historical cost. The cost of repairs and maintenance is charged against operations as incurred. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets, generally as follows:

Estimated Life
Computers and technological assets	3 – 5 Years
Furniture and fixtures	3 – 5 Years
Machinery and equipment	5 – 10 Years
Leasehold improvement	10 Years

Property and equipment, net consists of the following. In 2019 the Company relocated its facilities from Louisville, CO to Golden CO. It signed a lease with J&N Real Estate Company, owned by a related party officer of the Company. The Company made changes to the facility to meet is operational requirements for extraction and a cGMP facility.

12

In October, 2019 the Company purchased a hemp farm located in Crawford CO. To facilitate this transaction, the company paid $1 million in cash and issued 1,013,333 (pre-split) common shares at a value of $1.9 million. The farmland purchased was capitalized at a value of $2,154,134, and all of the associated equipment capitalized in aggregate at a value of $745,866. The asset figures below include the farm purchase and its associated equipment.

	December 31,	December 31,
	2020	2019
Computers and technological assets	$2,993,626	$1,038,503
Furniture and fixtures	55,950	49,079
Machinery and equipment	8,494,298	6,678,143
Land	2,293,472	2,154,134
Assets Under Construction	743,377	0
Leasehold Improvements	1,508,915	1,548,553
	16,089,638	11,468,412
Less accumulated depreciation	(2,499,352)	(883,546)
	$13,590,286	$10,584,866

The depreciation expense related to the above assets is $733,075 for December 31, 2019 and $1,630,602 for December 31, 2020.

During the year ended December 31, 2020, the Company sold fixed assets of $260,337 and recorded a loss of $140,714 in respect of that sale. During the year ended December 31, 2019, the Company disposed of fixed assets with a book value of $492,700 and recognized a loss on disposal of that amount.

NOTE 4 - INVENTORY

Inventory consists of the following components:

	December 31,	December 31,
	2020	2019
Raw Materials	$991,523	$691,073
Semi-Finished Goods	1,372,950	1,397,479
Finished Goods	6,018,530	1,244,658
Packaging	20,938	20,972
Trading	5,793	5,793
Total	$8,409,734	$3,359,975

Inventories are stated at lower of cost or net realizable value using the standard costing method for its work in process and finished goods. For its raw materials, trading goods, and packaging supplies, the Company utilizes the moving average method for costing purposes and FIFO. At this time there are no inventory reserves required. The increases in the finished goods category were related to the PPE goods purchased in 2020.

NOTE 5 – OPERATING LEASE RIGHT-OF-USE ASSETS AND OPERATING LEASE LIABILITIES – RELATED PARTY

Right of Use

The Company adopted Accounting Standards Update (“ASU”) No. 2016-02, “Leases” (“ASC 842”) on January 1, 2019, the start of our 2019 fiscal year. The Company has one lease arrangement with a related party entered into on December 22, 2018 for 3-year term starting with January 1, 2019 for certain laboratory facilities, with a nine-year extension option. This lease was extended and now expires on December 31, 2030. At inception, the Company recognized a Right of Use Asset and a corresponding lease liability in the amount of $4,595,509. The Company’s lease arrangements may contain both lease and non-lease components. The Company has elected to combine and account for lease and non-lease components as a single lease component. The Company has incorporated residual value obligations in leases for which there is such occurrences. Regarding short-term leases, ASC 842-10-25-2 permits an entity to make a policy election not to apply the recognition requirements of ASC 842 to Short-term leases. The Company has elected not to apply the ASC 842 recognition criteria to any leases that qualify as Short-Term Leases.

13

Operating lease right-of-use (“ROU”) assets represent our right to use an individual asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide the lessor’s implicit rate, we use our incremental bank mortgage borrowing rate of 3 percent (“IBR”) at the commencement date in determining the present value of lease payments by utilizing a fully collateralized rate for a fully amortizing loan with the same term as the lease.

The Company, as of January 1, 2019, leases a portion of the property (formerly the Environmental Protection Agency building) in Golden, CO from J&N Real Estate, owned by the CEO, a related party with a term expiring on December 31, 2030. The lease consists of all laboratory space including testing facilities, water treatment, extraction and production. The lease of the property is based on the fair market rent and triple net lease (NNN) values competitive in the marketplace for a cGMP facility.

The Company also subleases some of its laboratory space to other CBD companies. This income is presented under the Other Income line item of the Statements of Operations. The leases vary from short-term monthly leases to 3-year leases, but are all cancellable. In Statement of Income the rental income from these leases is shown $271,767 December 31, 2020 and $206,123 December 31, 2019).

Below is a summary of our right of use assets and liabilities as of December 31, 2019 and 2020.

	December 31,	December 31,
	2020	2019
Right-of-use assets	$3,937,706	$4,270,884

Present value of operating lease liabilities	$4,022,870	$4,323,616
Less: Long-term portion of operating lease liability	(3,692,392)	(4,022,870)
Short-term portion of operating lease liability	330,478	300,746
Unpaid balances	832,391	406,044
Total short-term lease liability obligations	$1,162,869	$706,090
Weighted-average remaining lease term (Ends December 31, 2030)	10 years	11 years

Weighted-average discount rate		3.0%

During the years ended December 31, 2020 and 2019, the Company recognized approximately $458,772 and $458,772, respectively in operating lease costs. Operating lease costs are included in operating expenses in our Statement of Operations.

14

Approximate future minimum lease payments for our right of use assets over the remaining lease periods are as follows:

Maturity of operating lease liabilities for the following fiscal years:

2021	$446,644
2022	$451,110
2023	$455,622
2024	$460,178
2025	$464,780
Thereafter	$2,394,551
Total undiscounted operating lease payments	$4,672,884
Less: Imputed interest	$(650,015)
Present value of operating lease liabilities	$4,022,870

NOTE 6 – NOTES PAYABLE

The Company’s debt obligations are summarized as follows.

Paycheck Protection Program Funding

On April 29, 2020, the company received federal funding in the amount of $273,300 through the Paycheck Protection Program (the “PPP”). PPP funds have certain restrictions on use of the funding proceeds, and generally must be repaid within two years at 1% interest. The PPP loan may, under circumstances, be forgiven. There shall be no payment due by the Company during the six months period beginning on the date of this note (“Deferral Period”). Commencing one month after the expiration of the Deferral Period, the Company shall pay the lender monthly payments of principal and interest, each in equal amount required to fully amortize by the maturity date. If a payment on this note is more than ten days late, the lender shall charge a late fee of up to 5% of the unpaid portion of the regularly scheduled payment. The full amount of the PPP loan and accrued interest was forgiven on May 20, 2021 and written off. It was recorded as a forgiveness of loan in the Company’s profit and loss statement as other income.

The company’s accounting treatment of the PPP loans and forgiveness follows best practice from the AICPA and accounted for the loan as a financial liability in accordance with FASB ASC 470 and accrue interest in accordance with the interest method under FASB ASC 835-30.

Notes payable – related party and other liability

On January 1, 2019 Panacea received a loan from Quintel-MC Incorporated for up to $8,058,580, an affiliate of the Company’s CEO, in exchange for a 12% demand promissory note for (the “Quintel Note”). The loan amount as of December 31, 2019 was $6,155,484 and was $7,911,044 as of December 31, 2020.

On December 3, 2019, we entered into securities purchase agreement (see Note XX) with an investor pursuant to which we sold a convertible note bearing interest at 10% per year in the principal amount of $7,000,000 due on December 3, 2024.  The principal and interest payments on the note shall be secured by a line on all the assets of the Company.  Subject to certain ownership limitations, the note will be convertible at the option of the holder at any time into shares of Series B Preferred Stock common stock at conversion price equal to $1.875 per share (the “Convertible Note”). The balance of the convertible note issued to XXII was $7,000,000 as of December 31, 2020 and 2019. (see Note 7-Stockholder’s Equity, Series B Preferred Stock).

The Company has recorded another liability which includes building leasehold improvements and SAP software and support fees. Refer to Note 9.

	December 31, 2020	December 31, 2019
Notes payable - related party (1)	$7,911,044	$6,155,484
Notes payable -related party (2)	7,000,000	7,000,000
Notes payable -related party (3)	150,000	-
Total related party notes	$15,061,044	$13,155,484

15

Other liability—related party	December 31, 2020	December 31, 2019
SAP software, support and building modifications (4)	$2,185,269	$885,190
J&N Building Loan (5)	513,390	-
Total	$2,698,659	$885,190

(1)	Payable to Quintel related party. The note was increased to pay for additional equipment and on-going operational expenses. The interest rate is 12% and there is no security or term associated with this loan.
(2)	XXII Series B Convertible Note
(3)	Loan payable to CEO, secured by XXII stock. The interest rate is 10%, and there is no security or term associated with this loan.
(4)	Accrued expenses related to SAP software and implementation services. Software enhancements for production related functionality and user interface were added in 2020. In 2019 the initial implementation of the system was completed. There is a 6% interest rate related to these expenses, but no security or term associated with this loan.
(5)	The J&N Real Estate Company loan for Panacea building capital was made in 2020. There is no interest rate, security or term associated with this loan.

NOTE 7 - STOCKHOLDERS’ EQUITY

Common stock

The Company’s authorized common stock consists of 33,930,000 shares with a par value of $0.01 per share.

Share Issuances

On October 7, 2019, the Company issued 1,013,333 shares to the Needle Rock Farm (NRF) owner as a part of the NRF sales to Panacea.

Preferred Stock

The Company’s authorized preferred stock consists of 13,174,000 Series B Preferred and 1,500,000 Series A Preferred at a par value of $0.01 or a total of 14,674,000.

The Company’s equity structure ending December 31, 2019 and 2020 was the same as listed below.

Our Equity Structure
Date	Type	Shares	Par Value	Par Value
1/1/18	Common Stock (Founder’s shares)	16,000,000	$160,000	$0.01
1/1/18	Common Stock (Founder’s shares)	1,617,500	$16,175	$0.01
12/31/17	Preferred A Shares	1,500,000	$15,000	$0.01
11/15/2019	Common Stock Needle Rock Farms acquisition	1,013,333	$10,133	$0.01
12/3/19	Preferred B Shares	3,733,334	$37,333	$0.01

16

Series A Preferred Stock

In 2018 the Company approved founder shares of 1,500,000 of Series A Preferred Stock with a par value of $0.01. These founders shares were recorded at par. The holder shall be entitled to zero votes for each Series A Preferred Share owned at the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. In the event of a liquidation event, any holders of the Series A Preferred Shares shall be entitled to receive, for each Series A Preferred Shares, $1.1856 of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders. The Series A Preferred Shares are convertible into shares of the Company’s common stock at a conversion rate of $1 per share.

Series B Preferred Stock

On December 3, 2019, we entered into securities purchase agreement with an investor to which we issued 3,733,334 shares of Series B Preferred Stock with a par value of $0.01 at an original issue price per share of $1.875 in exchange for $5 million in cash and 1,297,017 shares of XXII common stock, and the issued a convertible note in the amount $7 million dollars (See Note 6 – Notes Payable). The holders of the Series B Preferred Shares shall be entitled to receive, when, as, and if declared by the Board of Directors of the Company, out of funds legally available for such purpose, dividends in cash at the rate of 10% per annum of the Series B original issue price. The dividend was not accrued due to XXII wanting to dissolve the agreement. (Please refer to Note 11 subsequent events.) Each holder shall also be entitled to vote on all matters submitted to stockholders of the Company and shall be entitled to zero votes for each Series B Preferred Share owned at the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. In the event of a liquidation event, any holders of the Series B Preferred Shares shall be entitled to receive, for each Series B Preferred Shares, $1.875 of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders. The Series B Preferred Shares are convertible into shares of the Company’s common stock at a conversion rate of $1 per share.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

Legal Matters

In the ordinary course of business, the Company enters into agreements with third parties that include indemnification provisions which, in its judgment, are normal and customary for companies in the Company’s industry sector. These agreements are typically with business partners, and suppliers. Pursuant to these agreements, the Company generally agrees to indemnify, hold harmless, and reimburse indemnified parties for losses suffered or incurred by the indemnified parties with respect to the Company’s products, use of such products, or other actions taken or omitted by us. The maximum potential number of future payments the Company could be required to make under these indemnification provisions is unlimited. The Company has not incurred material costs to defend lawsuits or settle claims related to these indemnification provisions. As a result, the estimated fair value of liabilities relating to these provisions is minimal. Accordingly, the Company has no liabilities recorded for these provisions as of December 31 2020.

The Company is now involved in the following pending litigation:

●	Panacea Life Sciences, Inc. vs. Blue Circle
●	Panacea Life Sciences, Inc. vs. County of Osage, OK

Both of these complaints are related to the hemp Panacea purchased in 2018 and 2019 from Blue Circle that was never delivered due to it being confiscated in Pawhuska, OK. The lawsuits are on-going and were delayed due to COVID.

Concentrations

The Company has no on-going concentration of vendors nor customers that would impact revenue or production costs. In 2020, there were concentrations of purchases from two vendors: BSH (approximately 37%) and SAT Co (approximately 26%). Both of these vendors are PPE vendors; thus they will not be future vendors for Panacea. The first purchase was for hand sanitizers and the second vendor sold Panacea KN95 and 3-ply masks.

17

In 2019 Panacea did not have any sales that exceeded 10% of our total revenue. In 2020, there was one customer that accounted for 29% of our revenue. It was Blackstrap Industries and the sale was for KN95 masks (PPE purchase). PPE sales will be a smaller percentage of revenues going forward.

The Company has no other contingencies, material commitments, or purchase obligations or sales obligations.

In the accounts receivable area as of December 31, 2019 and 2020 one customer accounted for 48% and 63% of our receivables respectively.

In the accounts payable area there were a few accounts that exceeded 10%. In 2019, a radio station accounted for 12% of our payables. In 2020, a university accounted for 31% of our payables for a research study, and two shipping companies were owed 16% and 27%, respectively.

Executive Employment Agreement

On December 31, 2017, the Company entered into an Employment Agreement with Leslie Buttorff pursuant to which Ms. Buttorff serves as the Company’s Chief Executive Officer (the “Employment Agreement). Under her Employment Agreement, Ms. Buttorff receives an annual base salary of $380,000. Ms. Buttorff is also entitled to receive (i) a sales commission of 2% of revenue from sales generated by Ms. Buttorff after revenue exceeds $500,000 for three consecutive months, and (iii) an annual cash performance bonus of up to 100% of her base salary based on the achievement of performance metrics for the applicable fiscal year to be set by the Board of Directors. To date Ms. Buttorff has not taken a salary.

Under her Employment Agreement, she is entitled to severance payments under termination provisions which are intended to comply with Section 409A of the Internal Revenue Code of 1986, or the Code, and the Regulations thereunder.

In the event of termination by the Company without “cause” or resignation by Ms. Buttorff for “good reason,” Ms. Buttorff is entitled to receive two years’ base salary, or $760,000, all unreimbursed business expenses and other accrued but unpaid compensation, and any annual bonus earned but not yet paid for any fiscal year ending prior to the fiscal year in which the date of termination occurs. In addition, in the event of termination by the Company without “cause,” subject to execution of a general release Ms. Buttorff will be entitled to (i) a settlement amount equal to another two years’ base salary (or a total of $1,520,000) and (ii) an amount equal to the annual bonus which Ms. Buttorff would have been entitled to receive in respect of the year of termination based on the achievement of any performance objectives for the Company.

Generally, “good reason” is defined as (i) any material breach of the Employment Agreement by the Company, (ii) the Company’s assignment of Ms. Buttorff to a position that has materially less authority, status, or functional responsibility than the position with the Company as of the commencement date, or the assignment to her of duties that are not those of an executive at the management level, (iii) the reduction of Ms. Buttorff’s base salary, (iv) the requirement that Ms. Buttorff move her primary place of employment more than 30 miles from her initial place of employment, or (v) upon any change of control event as defined in Treasury Regulation Section 1.409A-3(i)(5) provided that within 12 months of the change of control event the Company terminates Ms. Buttorff or fails to obtain an agreement from any successor to perform the Employment Agreement.

Under the terms of her Employment Agreement, Ms. Buttorff is subject to non-competition and non-solicitation covenants during the term of her employment and following termination of employment with the Company. The Employment Agreement also contains customary confidentiality and non-disparagement covenants.

18

NOTE 9 - RELATED PARTY TRANSACTIONS

Capital Contribution

In 2019, the Company received $365,000 in the form of a capital contribution from its CEO and founder.

Notes Payable and Accrued Interest – Related Parties

On January 1, 2019 Panacea received a loan of up to $8,058,580 from Quintel-MC Incorporated, an affiliate of the Company’s CEO in exchange for the Quintel Note. (see Note 6 – Notes Payable — Quintel Note).

J&N Real Estate related party owned by Ms. Buttorff—See Note 5 Operating lease.

Services Agreement dated January 1, 2019, by and between the Company and Quintel, with respect to IT, HR, accounting/periodic reporting, production planning, and employee reporting services. The services agreement is based on time and materials for the software changes requested by the Company. Refer to Note 6. Master Agreement dated January 1, 2019, by and between the Company and Quintel/Canna Software, LLC for the provision of the ERPCannabis solution. The initial software cost included the minimum licenses to initiate the system. The software cost was $40,000 charged in January, 2019 was accrued along with the service agreement implementation fees. The total loan under this category as of December 31, 2020 is $2,185,269. Refer to Note 6. The total software costs and implementation fees of $1,300,079 in 2020 and $885,190 in 2019 were capitalized and there were no expenses.

The accrued interest and interest expense recorded for related party loans are shown below. The accrued interest is included in the balance sheet under accounts payable and accrued expenses.

	December 31, 2020	December 31, 2019
Accrued Interest
Related party loan-Quintel	$1,347,356	$434,293
Related party loan-CEO loan	1,500	-
Related party loan-XXII (1)	-	-

	December 31, 2020	December 31, 2019
Interest Expense
Related party loan-Quintel	$913,063	$434,293
Related party loan-CEO loan	1,500	-
Related party loan-XXII (1)	583,333	-

Other

As of December 31, 2020 the Company continued to hold 1,297,017 shares of XXII stock which is available for trading.

NOTE 10 – INCOME TAXES

Income taxes are provided based upon the liability method of accounting pursuant to ASC 740-10-25 Income Taxes – Recognition. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard required by ASC 740-10-25-5. Deferred income tax amounts reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes.

As of December 2020, and 2019 management determined that it is not 50% likely that a tax asset will be realized, as such, a full valuation has been recorded and no adjustment to its financial position, results of operations or cash flows was required. The Company does not expect that unrecognized tax benefits will increase within the next twelve months.

19

The reconciliation of income tax expense computed at the U.S. federal statutory rate to the income tax provision for the years ended December 31, 2020 and 2019 is as follows:

	Years ended December 31,
	2020	2019
U.S. federal statutory rate	21.0%	21.0%
Increase (decrease) in taxes resulting from:
Increase in valuation allowance	(21.9)%	(22.1)%
ROU Assets/Liabilities	(2.7)%	(2.4)%
State taxes	3.6%	3.5%
Income tax (expense) benefit	-%	-%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities consist of the following:

	Years ended December 31,
	2020	2019
Deferred tax assets (liabilities)
Net Operating Loss Carryforwards	$3,848,037	$1,790,789
Marketable securities	(382,185)	(31,855)
ROU Assets/Liabilities	(207,389)	(66,777)
Depreciation and amortization	(618,501)	(195,606)
Total deferred tax assets (liabilities)	2,639,962	1,496,551

Valauation Allowance	(2,639,962)	(1,496,551)
Net deferred tax assets (liabilities)	$-	$-

The tax years subsequent to 2018 remain subject to examination by federal and state tax jurisdictions.

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) was enacted in response to the COVID-19 pandemic. The CARES Act, among other things, permits NOL carryovers and carrybacks to offset 100% of taxable income for taxable years beginning before 2021. In addition, the CARES Act allows NOLs incurred in 2018, 2019, and 2020 to be carried back to each of the five preceding taxable years to generate a refund of previously paid income taxes. The Company is currently evaluating the impact of the CARES Act, but due to sustained losses, the NOL carryback provision of the CARES Act would not yield a benefit to us.

NOTE 11 – SUBSEQUENT EVENTS

In May, 2021 Panacea transferred $4.6 million in PPE inventory to Quintel related party. This amount was credited to inventory and the existing Quintel loan amount.

On June 30, 2021 the Company pursuant to a Securities Exchange Agreement (the “Exchange Agreement”) was acquired by Panacea Life Sciences Holdings, Inc. (formerly Exactus, Inc.), (“Exactus”) a CBD company, whereby the shareholders of Panacea received 16,915,706 shares of Common Stock (473,639,756 shares pre 1-for-28 reverse split) in Exactus in exchange for 100% of the shares of capital stock of Panacea and the former Panacea stockholders assumed majority control of the Exactus and all operations are now operated by Panacea, which as a result of the Exchange Agreement became a wholly-owned subsidiary of the Exactus. Also, as a part of this closing a new Quintel loan amount was established of $4 million of which the historical interest payment was combined.

Also, in June, 2021 prior to the closing of the Exchange Agreement Panacea’s management devoted substantial attention to terminating Panacea’s relationship with XXII, a former preferred stockholder of Panacea, and negotiating the acquisition with Exactus. In the settlement deal with XXII, XXII purchased a major portion of the farm formerly owned by Panacea. In exchange XXII will provide $500,000 in hemp from the 2021 grow season and grow hemp for Panacea under a 15-year agreement. Within the XXII transaction, our new Chief Executive Officer assumed Panacea indebtedness of $4.3 million through an entity she owns (J&N Real Estate Company) which issued XXII a promissory note secured by a mortgage on real property her entity owns. XXII removed the $7 million note in convertible debt and for its preferred shares converted to 91,016,026 common shares (pre-reverse split) or 3,250,572 (post reverse split).

Effective October 25, 2021 Exactus completed the 1-for-28 reverse stock split as well as the name change from Exactus, Inc. to Panacea Life Sciences Holdings, Inc.

On October 25, 2021, of the 10,649,078 shares of EXDI Common Stock issued to Quintel under which 7,321,429 shares were exchanged for 100 shares of Series C-2 Convertible Preferred Stock (the “Parent C-2 Stock”) which are convertible 7,321,429 shares of Parent Common Stock and are entitled to vote on an as-converted basis. Other than the conversion and voting rights, there are no other preferences for the Parent C-2 Stock. The effect of this exchange was to increase the percentage of public float compared to outstanding common stock of Exactus.

On November 18, 2021, Panacea Life Sciences Holdings and an institutional investor signed an agreement for a $1.1 million original issue discount convertible note (the “Note”) financing in which the investor is paying $1 million in gross proceeds. The one-year Note is convertible into common stock at $1.40 per share. Exactus also issued the investor 785,715 warrants to purchase common stock at an exercise price of $1.40 per share. The warrants are exercisable over a five-year period beginning May 18, 2022. The parties also entered into a Registration Rights Agreement giving the investor certain demand registration rights. After payment of a 10% commission to a broker-dealer, the adjusted net proceeds will be $900,000 before accounting for expenses related to legal expenses for the closing.

20